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                                                                                                            EXHIBIT 11

                                  OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                          COMPUTATION OF EARNINGS PER SHARE
                           FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (Amounts in thousands, except per-share amounts)

                                                                        Three Months Ended           Nine Months Ended
                                                                              September 30                September 30
EARNINGS PER COMMON AND COMMON                                      ----------------------      ----------------------
  EQUIVALENT SHARE                                                       1996         1995           1996         1995
--------------------------------------------------------------      ---------    ---------      ---------    ---------
Earnings(loss) applicable to common stock                           $ 171,146    $ 116,305      $ 439,885    $ 434,798
                                                                    =========    =========      =========    =========

Common shares outstanding at beginning of period                      323,015      318,185        318,711      316,853
Issuance of common shares, weighted average                             2,081          206          3,062          877
Conversions, weighted average options exercised and other                   4            9            307          210
Repurchase/cancellation of common shares                                  (36)         (18)           (86)         (58)
Effect of assumed exercises
  Dilutive effect of exercise of options outstanding and other            285          211            358          165
                                                                    ---------    ---------      ---------    ---------
Weighted average common stock and common stock
  equivalents                                                         325,349      318,593        322,352      318,047
                                                                    =========    =========      =========    =========
Primary earnings per share:
  Income before extraordinary gain(loss), net                       $     .53    $     .36      $    1.46    $    1.37
  Extraordinary gain(loss), net                                            --           --           (.09)          --
                                                                    ---------    ---------      ---------    ---------
    Earnings(loss) per common and common equivalent share           $     .53    $     .36      $    1.37    $    1.37
                                                                    =========    =========      =========    =========

FULLY DILUTED EARNINGS PER SHARE
--------------------------------------------------------------
Earnings (loss) applicable to common stock                          $ 171,146    $ 116,305      $ 439,885    $ 434,798
Dividends applicable to dilutive preferred stock:
  $3.875 preferred stock(a)                                            14,634           --         43,903       43,903
  $3.00 preferred stock(a)                                              8,542        8,542         25,624       25,624
                                                                    ---------    ---------      ---------    ---------
                                                                    $ 194,322    $ 124,847      $ 509,412    $ 504,325
                                                                    =========    =========      =========    =========

Common shares outstanding at beginning of period                      323,015      318,185        318,711      316,853
Issuance of common shares, weighted average                             2,081          206          3,062          877
Conversions, weighted average options exercised and other                   4            9            307          210
Repurchase/cancellation of common shares                                  (36)         (18)           (86)         (58)
Effect of assumed conversions and exercises
  Dilutive effect of assumed conversion of preferred stock:
    $3.875 preferred stock(a)                                          33,186           --         33,186       33,186
    $3.00 preferred stock(a)                                           27,958       27,890         27,958       27,890
  Dilutive effect of exercise of options outstanding and other            285          211            445          233
                                                                    ---------    ---------      ---------    ---------
Total for computation of fully diluted earnings per share             386,493      346,483        383,583      379,191
                                                                    =========    =========      =========    =========
Fully diluted earnings per common share:
  Income before extraordinary gain(loss), net                       $     .50    $     .36      $    1.41    $    1.33
  Extraordinary gain(loss), net                                            --           --           (.08)          --
                                                                    ---------    ---------      ---------    ---------
    Fully diluted earnings(loss) per common share                   $     .50    $     .36      $    1.33    $    1.33
                                                                    =========    =========      =========    =========
-------------------------
(a)  Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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